CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Mira Qon Corporation

We hereby consent to the inclusion of our report dated December 1, 2025, relating to the financial statements of Mira Qon Corporation as of and for the period June 16, 2025 (inception) to August 31, 2025 in the Registration Statement on Form S-1 and to the reference to our firm under the caption “Experts” in the Registration Statement.

Aloba, Awomolo & Partners - PCAOB ID# 7275

Ibadan, Nigeria

December 16, 2025